UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

LIFE SCIENCES RESEARCH, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(State or other jurisdiction of incorporation)

0-33505	52-2340150
(Commission File Number)	(I.R.S. Employer Identification Number)

Mettlers Road, East Millstone, NJ	08875
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 649-9961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On November 23, 2009, Life Sciences Research, Inc. (the “Company”) issued a press release announcing that, at a special meeting of the Company’s stockholders held on November 23, 2009, the Company’s stockholders voted to approve the merger (the “Merger”) of Lion Merger Corp. (“Merger Sub”) with and into the Company pursuant to the Agreement and Plan of Merger, dated as of July 8, 2009, among the Company, Lion Holdings, Inc. (“Parent”), and Merger Sub, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of October 20, 2009, among the Company, Parent, and Merger Sub.  The Merger is expected to be consummated on or about November 24, 2009, subject to the satisfaction of customary closing conditions.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Agreement and Plan of Merger was filed by the Company as Appendix A to the Definitive Proxy Statement filed by the Company on October 28, 2009 (the “Definitive Proxy Statement”), and Amendment No. 1 to Agreement and Plan of Merger was filed by the Company as Appendix A-1 to the Definitive Proxy Statement.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                                Description

Exhibit 99.1                                Press Release dated November 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act 1934, Life Sciences Research, Inc. has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 23, 2009	LIFE SCIENCES RESEARCH, INC.

By: /s/ Mark L. Bibi
Name: Mark L. Bibi
Title: Secretary and General Counsel

Exhibit Index

Exhibit No.                                Description

Exhibit 99.1                                Press Release dated November 23, 2009